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                                                                    EXHIBIT 99.1

[KERYX BIOPHARMACEUTICALS LOGO]                                             NEWS

                                                           FOR IMMEDIATE RELEASE

KERYX CONTACT:
Ron Bentsur
Vice President - Finance & Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: ron@keryx.com

        KERYX BIOPHARMACEUTICALS ADDS THREE CLINICAL-STAGE ONCOLOGY DRUG
         CANDIDATES TO ITS PIPELINE, INCLUDING A NOVEL, FIRST-IN-CLASS,
                         ORAL AKT-INHIBITOR IN PHASE II

SIGNS AGREEMENT TO ACQUIRE PRIVATELY-HELD CANCER COMPANY - ACCESS ONCOLOGY, INC.

  KERYX TO HOLD A CONFERENCE CALL TODAY, THURSDAY, JANUARY 8, AT 10:00 AM EST
               TO DISCUSS THIS ACQUISITION, CALL-IN DETAILS BELOW

NEW YORK, Jan. 8 /PRNewswire-FirstCall/ -- Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX, London AIM: KRX) announced today that it has entered into an agreement to acquire ACCESS Oncology, Inc., a privately-held cancer-focused biotechnology company.

The acquired drug portfolio includes three clinical stage compounds, to be designated as KRX-0401, KRX-0402 and KRX-0403. KRX-0401 is a novel, first-in-class, oral AKT-inhibitor that has demonstrated single agent anti-tumor activity in Phase I studies and is currently in 9 Phase II single agent clinical trials in 6 tumor types, including, breast, prostate, melanoma, pancreatic, sarcoma and head and neck cancer, being conducted by the NCI under a Collaborative Research and Development Agreement ("CRADA") arrangement. Activation of the AKT pathway is believed to play an important role in cell survival and cell proliferation. KRX-0401 is a potent inhibitor of AKT activation and is believed to be the only AKT inhibitor in clinical development primarily for the treatment of cancer. Additionally, KRX-0401 has been shown to significantly inhibit additional signal transduction pathways including, MAPK and JNK, adding to its anti-cancer effects. Moreover, pre-clinical data generated suggests significant synergy with other anti-cancer therapies. Accordingly, in 2004, Keryx plans to commence studies of KRX-0401 in combination with chemotherapy in multiple cancer types. Based on KRX-0401's novel mechanism of action, ease of administration (oral), and potential applicability to a broad group of tumor types, Keryx believes that KRX-0401 represents a major market opportunity.

The acquired cancer portfolio also includes KRX-0402, an inhibitor of DNA repair, which is also being studied by the NCI under a CRADA arrangement in multiple Phase II clinical trials. In addition, the portfolio includes KRX-0403, which is a novel spindle poison in the same general class as Taxol(R), Taxotere(R) and Navelbine(R). KRX-0403 has completed a Phase I study and is expected to enter Phase II studies in 2004.

In connection with the acquisition, Keryx will assume approximately $7.5 million in ACCESS liabilities and, subject to the achievement of certain clinical, regulatory and sales milestones, will issue up to 4 million shares of common stock as consideration for all of the shares of ACCESS. Keryx must obtain shareholder approval in order to issue shares of Keryx common stock as merger consideration to be issued upon achievement of the milestones.

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ACCESS Oncology was founded in 1999 by Michael S. Weiss, Chairman and Chief
Executive Officer of Keryx, and has been headed by its President and CEO, I. Craig Henderson, MD, since 2001. From 1995 through 1999, Dr. Henderson served as the Chief Executive Officer and Chairman of the Board of Directors of SEQUUS Pharmaceuticals, Inc. In 1999, following the acquisition of SEQUUS by ALZA, Dr. Henderson served as a director of and Senior Consultant to ALZA from 1999 until ALZA was acquired by J&J in 2002. Dr. Henderson is also a world-renowned breast cancer clinician and researcher, first at the Dana-Farber Cancer Center and thereafter as the Medical Director of the UCSF Cancer Center. Dr. Henderson also served as the Chairman of the FDA's Oncologic Drug Advisory Committee (ODAC) from 1990-1992. Following the acquisition, Dr. Henderson will be appointed as a Board member and President of Keryx and will head up Keryx's oncology effort.

"This is a very important day for Keryx shareholders. This deal immediately builds out our oncology franchise with three very exciting drug candidates and tremendous expertise in cancer drug development. Adding three promising clinical-stage oncology compounds to our lead drug candidate, KRX-101, is a major achievement for Keryx," commented Michael S. Weiss. Mr. Weiss continued, "As founder of ACCESS, I am very familiar with these product candidates and have a high level of confidence in their potential efficacy in treating many forms of cancer. Additionally, these compounds come with significant support from the NCI, one of the world's most preeminent cancer research institutions, which is already conducting more than a dozen clinical trials for two of the candidates under two separate CRADA arrangements."

With respect to the transaction, Dr. Henderson stated, "I have spent my career researching and developing cancer drugs and I truly believe that the ACCESS products represent some of the most important and exciting drug candidates in the field of cancer treatment today. I am excited to become a part of this rapidly evolving organization and am confident that over the next 12 to 24 months we can achieve significant value creation milestones within the ACCESS product portfolio."

Ryan Beck & Co., Inc. served as financial advisor to Keryx in this transaction and rendered a fairness opinion to the Special Committee of the Keryx Board of Directors with respect to the transaction.

Keryx will hold a conference call accompanied by a presentation today, Thursday, January 8, at 10:00 AM EST to discuss the acquisition of ACCESS Oncology. Participating on the call will be Michael Weiss, Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, Dr. Craig Henderson, Chief Executive Officer and President of ACCESS Oncology, and Dr. Skip Burris, Director of Drug Development for the Sarah Cannon Cancer Center. To dial in, please call 1-800-895-0198 if calling from the U.S., otherwise, please call (+1) 785-424-1053. During the call, the speakers will be referring to a PowerPoint web presentation, which can be accessed during the call on Keryx's website homepage: www.keryx.com. The web presentation will also be available on the Keryx homepage for several weeks following this conference call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX; London AIM: KRX) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx is developing KRX-101 (sulodexide), a novel first-in-class oral heparinoid compound, for the treatment of diabetic nephropathy, for which Keryx recently commenced its U.S.-based Phase II/III clinical program. Keryx also has an active in-licensing program designed to identify and acquire clinical-stage drug candidates. Additionally, Keryx is seeking partners for its KinAce(TM) drug discovery technology and related products. Keryx Biopharmaceuticals is headquartered in New York City.

ABOUT ACCESS ONCOLOGY, INC.

ACCESS Oncology, Inc. is a biopharmaceutical company focused on acquiring, developing and marketing novel therapeutics for cancer and related conditions. ACCESS has built a portfolio of proprietary anti-cancer product candidates through the in-licensing and acquiring of clinical-stage product candidates from emerging biotechnology companies.

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Cautionary statement

Some of the statements included in this press release, particularly those anticipating business prospects and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including: our ability to successfully integrate the operations of ACCESS Oncology into Keryx Biopharmaceuticals; our ability to successfully complete cost-effective clinical trials for the ACCESS Oncology drug candidates; our ability to successfully complete cost-effective clinical trials of KRX-101; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended December 31, 2002, and our quarterly report on Form 10-Q for the quarter ended September 30, 2003. Any forward-looking statements set forth in this news release speak only as of the date of this news release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.keryx.com. The information in Keryx's website is not incorporated by reference into this press release and is included as an inactive textual reference only.

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